UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012

ALIMERA SCIENCES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously announced, on July 17, 2012, Alimera Sciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Original Purchase Agreement”) with a group of institutional investors, including both existing and new investors (collectively, the “Investors”) for the sale (the “Transaction”) of units consisting of in the aggregate 1,000,000 shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred”) and warrants (the “Warrants”) to purchase 300,000 shares of the Company’s Series A Preferred. The Original Purchase Agreement was amended by the Company and the Investors pursuant to Amendment No. 1 to the Original Purchase Agreement on September 21, 2012 (the “Amendment” and, together with the Original Purchase Agreement, the “Purchase Agreement”). The Original Purchase Agreement was filed as Exhibit 10.36 to the Company’s Current Report on Form 8-K, as filed on July 18, 2012, and the Amendment is filed as Exhibit 10.37 hereto, and both are incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibits.

On October 1, 2012, at a special meeting (the “Special Meeting”), the stockholders of the Company, by the requisite vote, approved the Transaction as required by the applicable rules and regulations of the NASDAQ Global Market. On October 2, 2012, the Company sold and the Investors purchased the units pursuant to the terms of the Purchase Agreement for gross proceeds of $40,000,000 to the Company.

The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series A Preferred are set forth in the Certificate of Designation of Series A Preferred (the “Certificate of Designation”), as filed with the Secretary of State of the State of Delaware on October 1, 2012. The Certificate of Designation authorizes 1,300,000 shares of Series A Preferred. The principal terms of the Series A Preferred are set forth below.

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Conversion. Each share of Series A Preferred, including any shares of Series A Preferred issued upon exercise of the warrants, is convertible into shares of the Company’s common stock at any time at the option of the holder at the rate (conversion rate) equal to $40.00 (original purchase price) divided by the then current conversion price (conversion price). The initial conversion price of $2.91 of the Series A Preferred is subject to adjustment based on the occurrence or non-occurrence of certain events, in addition to certain customary price based anti-dilution adjustments. The conversion price will be adjusted pursuant to the first to occur of the following occurrences (such adjusted conversion price being referred to herein as the “Final Guidance Price”): (i) the then-effective conversion price shall be automatically increased by $0.25 (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like with respect to the Series A Preferred) as of the date on which the National Institute for Health and Clinical Excellence in the United Kingdom (“NICE”) issues final guidance (following the review of a Patient Access Scheme (as commonly used by NICE), if required) recommending ILUVIEN® (a “Positive Guidance”), provided that such Positive Guidance is issued on or before June 30, 2013; (ii) the then-effective conversion price shall be automatically decreased by $0.25 (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like with respect to the Series A Preferred) on July 1, 2013, if ILUVIEN® has not received Positive Guidance on or before June 30, 2013; or (iii) the then-effective conversion price shall be automatically decreased by $0.25 (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like with respect to the Series A Preferred) as of the date, on or prior to June 30, 2013, on which: (a) NICE issues final unappealable guidance (following the review of a Patient Access Scheme) failing to recommend ILUVIEN® (a “Negative Guidance”) or (b) the Company ceases to seek NICE approval of ILUVIEN®. For the avoidance of doubt with respect to subsection (iii), the issuance of a Final Appraisal Determination (as commonly used by NICE) by NICE prior to the review of a Patient Access Scheme is not final guidance for these purposes.

In the event of either (i) an acquisition of the Company or (ii) an automatic conversion of the Series A Preferred into common stock pursuant to the terms of the Certificate of Designation, in each case prior to the determination of the Final Guidance Price, then the conversion price shall be $2.91 (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like with respect to the Series A Preferred), subject to certain customary price based anti-dilution adjustments. Any voluntary conversion by the holder of Series A Preferred into common stock at any time prior to July 1, 2013 and the determination of the Final Guidance Price shall be at $3.16 (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like with respect to the Series A Preferred), subject to certain customary price based anti-dilution adjustments. The adjustments to the conversion price for purposes of the price based anti-dilution adjustments shall be determined by reference to an assumed conversion price which does not take into account adjustments made in connection with the Final Guidance Price (i.e., for purposes of the anti-dilution provisions, $2.91 (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like with respect to the Series A Preferred), shall be the initial assumed conversion price from which anti-dilution adjustments will be determined).

Each share of Series A Preferred shall automatically be converted into shares of the Company’s common stock at the then-effective conversion price upon the occurrence of the later to occur of both (i) the Company has received and publicly announces the approval by the United States Food and Drug Administration of the Company’s New Drug Application for ILUVIEN® and (ii) the date on which the Company consummates an equity financing transaction pursuant to which the Company sells to one or more third party investors either (a) shares of the Company’s common stock or (b) other equity securities that are convertible into shares of the Company’s common stock and that have rights, preference or privileges, senior to or on a parity with, the Series A Preferred, in each case having an as-converted per share of common stock price of not less than $10.00 (adjusted for stock splits, combinations, stock dividends, recapitalizations and the like with respect to the Series A Preferred) and that results in total gross proceeds to the Company of at least $30,000,000. The Series A Preferred is not convertible at the option of the Company.

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Liquidation Preference. In the event of a Liquidation Transaction, as defined below, holders of the Series A Preferred will receive before any proceeds are distributed to the holders of common stock a payment equal to the greater of (i) one (1) times the original purchase price (as adjusted for stock dividends, splits, combinations and similar events with respect to the Series A Preferred), plus any declared and unpaid dividends, per share of Series A Preferred and (ii) the amount each holder of a share of Series A Preferred would be entitled to receive had all shares of Series A Preferred been converted into shares of common stock at the then-effective conversion rate immediately prior to such Liquidation Transaction. Unless waived by the holders of at least 70% of the then outstanding shares of Series A Preferred, voting together as a separate class, the following shall be deemed to constitute a Liquidation Transaction: (a) any acquisition of the Company by means of merger, consolidation, stock sale, tender offer, exchange offer or other form of corporate reorganization in which outstanding shares of the Company are exchanged or sold, in one transaction or a series of related transactions, for cash, securities, property or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, or any other person or group of affiliated persons and in which the holders of capital stock of the Company hold less than a majority of the voting power of the surviving entity and (b) any sale, transfer, exclusive license or lease of all or substantially all of the properties or assets of the Company and its subsidiaries (each of such transactions in clause (a) and (b), together with an actual liquidation, dissolution or winding up of the Company, a “Liquidation Transaction”), provided that none of the following shall be deemed to constitute a Liquidation Transaction: (x) a transaction for which the sole purpose is to change the state of the Company’s incorporation, (y) a transaction for which the sole purpose is to create a holding company that will hold no assets other than shares of the Company and that will have securities with rights, preferences, privileges and restrictions substantially similar to those of the Company and that are owned in substantially the same proportions by the persons who held such securities of the Company, in each case immediately prior to such transaction or (z) a license transaction entered into by the Company for the purpose of developing and/or commercializing one or more of the Company’s products, so long as such license transaction would not be reasonably considered to be a sale or license of all or substantially all of the assets of the Company.

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Voting Rights. Except as otherwise set forth in the Certificate of Designation, the Series A Preferred will vote together with the common stock on an as converted basis based on a deemed conversion price of $2.95 (adjusted for stock splits, combinations, stock dividends, recapitalizations and the like with respect to the Series A Preferred).

In addition, for so long as at least 37.5% of the shares of Series A Preferred issued to the Investors at the closing of the Transaction are held by the initial Investors or their affiliates, the Company may not without first obtaining approval of the holders of at least 70% of the then outstanding shares of Series A Preferred, voting together as a separate class: (i) increase or decrease the authorized number of shares of Series A Preferred; (ii) authorize, create, issue or obligate the Company to issue (by reclassification, merger or otherwise) any security (or any class or series thereof) or any indebtedness, in each case that has any rights, preferences or privileges senior to, or on a parity with, the Series A Preferred, or any security convertible into or exercisable for any such security or indebtedness (other than the issuance of (a) up to an aggregate of $35,000,000 of indebtedness pursuant to the Company’s Credit Facility with Silicon Valley Bank and/or MidCap Financial, as the same may be amended, refinanced or resyndicated from time to time or (b) up to an aggregate of $500,000 of indebtedness pursuant to operating, capital or equipment leases entered into in the ordinary course of business (such indebtedness being the “Permitted Indebtedness”)); (iii) amend the Company’s certificate of incorporation (including by filing any new certificate of designation or elimination) or the Certificate of Designation, in each case in a manner that adversely affects the rights, preference or privileges of the Series A Preferred; (iv) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any shares of common stock or preferred stock; provided, however, that this restriction shall not apply to (a) the redemption of rights issued pursuant to any “poison pill” rights plan or similar plan adopted by the Company after the closing of the Transaction or (b) the repurchases of stock from former employees, officers, directors or consultants who performed services for the Company in connection with the cessation of such employment or service pursuant to the terms of existing agreements with such individuals; (v) declare or pay any dividend or distribution on any shares of capital stock; provided, however, that this restriction shall not apply to (a) dividends payable to holders of common stock that consist solely of shares of common stock for which adjustment to the conversion price of the Series A Preferred is made pursuant to the certificate of designation or (b) dividends or distributions issued pro rata to all holders of capital stock (on an as-converted basis) in connection with the implementation of a “poison pill” rights plan or similar plan by the Company; (vi) authorize or approve any increase to the number of aggregate shares of capital stock reserved for issuance pursuant to stock option, stock purchase plans or other equity incentive plans of the Company such that the total aggregate number of shares issued under such plans and reserved for issuance under such plans (on an as-converted basis) exceeds the number of shares issued and reserved for issuance under such plans (on an as-converted basis) on the date of the closing of the Transaction by more than 20% (adjusted for stock splits, combinations, stock dividends, recapitalizations and the like), provided that any increases resulting solely from the annual increases resulting from the “evergreen” provisions of the Company’s equity incentive plans in effect on the date of the closing of the offering shall not be subject to this restriction and shall not be included for purposes of determining whether such 20% increase has occurred; (vii) issue stock or other equity securities of any subsidiary of the Company (other than to the Company or another wholly-owned subsidiary of the Company) or declare or pay any dividend or other distribution of cash, shares or other assets or redemption or repurchase of shares of any subsidiary of the Company; or (viii) incur any secured indebtedness other than any Permitted Indebtedness.

In connection with the Transaction, the Company’s board of directors approved an amendment to the Company’s bylaws, which amendment was effective as of October 2, 2012, to provide that the holders of Series A Preferred may take any exclusive action required or permitted to be taken by the stockholders holding Series A Preferred pursuant to the Certificate of Designation by written consent at any time.

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Series A Director. For as long as Sofinnova Venture Partners VIII, L.P., together with its affiliates (“Sofinnova”), continues to hold at least 50% of the shares of Series A Preferred originally issued to Sofinnova at the closing under the Purchase Agreement (or shares of common stock issued upon conversion thereof), the holders of Series A Preferred, voting as single class, shall be entitled to elect, at any election of the Company’s Class II Directors, one individual to serve as a Class II Director (Series A Director), who shall be designated by Sofinnova. Pursuant to the Purchase Agreement, the Company increased the number of directors on the Company’s Board of Directors from eight (8) directors to nine (9) directors. The initial Series A Director, Garheng Kong, was appointed as of the closing of the Transaction.

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Dividends. The Series A Preferred does not accrue dividends. The holders of Series A Preferred will be entitled to receive dividends and other distributions on a pari passu basis with the holders of the Company’s common stock on an as-converted basis.

•	Redemption. The Series A Preferred is not redeemable.

The Certificate of Designation is filed as Exhibit 3.5 to this Current Report on Form 8-K. The foregoing description of the Certificate of Designation and the Series A Preferred does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Each unit sold to the Investors pursuant to the Purchase Agreement included a Warrant to purchase 0.30 shares of Series A Preferred at an exercise price equal to $44.00 per share. The Warrants will be exercisable beginning on the original date of issuance and will expire on the earlier to occur of (i) immediately following the consummation of a sale of the Company (for cash or freely tradable securities), if the warrants are not exercised or exchanged at or prior to the consummation of such sale or (ii) the date that is five years after the closing of the Transaction. At the election of the holder of a Warrant, the Warrant may be exercised for the number of shares of common stock then issuable upon conversion of the Series A Preferred that would otherwise be issued upon such exercise at the then-effective conversion price. The exercise price and the number of shares issuable upon exercise of the Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s Series A Preferred, and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders. Prior to the exercise of any Warrants, holders of the Warrants will not have any of the rights of holders of the Series A Preferred purchasable upon exercise, including the right to vote or to receive any payments of dividends on the stock purchasable upon exercise. The Warrants are filed as Exhibits 4.10.A, 4.10.B, 4.10.C, 4.10.D, 4.10.E to this Current Report on Form 8-K. The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Registration Rights Agreement. The Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) dated October 2, 2012, whereby the Company is required to file an “evergreen” shelf registration statement pursuant to the Securities Act of 1933, as amended, to register the shares of common stock issuable upon conversion of the Series A Preferred issued and sold in the Transaction (the “Conversion Shares”), and the shares of common stock issuable upon exercise of the Warrants or issuable upon conversion of the Series A Preferred issuable upon exercise of the Warrants (the “Warrant Shares,” and together with the Conversion Shares, the “Registrable Securities”) for resale. The Registration Rights Agreement also contains provisions for “demand registration rights,” pursuant to which the Investors may require the Company to register all or a portion of their Registrable Securities and offer them for resale in an underwritten offering, and “piggyback registration rights” pursuant to which the Investors may include their Registrable Securities in any future registration statement filed by the Company, with certain exceptions as set forth in the Registration Rights Agreement. In addition, the Company agreed to use commercially reasonable efforts to keep the registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective, and to keep the registration statement and any related prospectuses or prospectus supplement free of any material misstatements or omissions, until the date on which the Company shall have obtained a written opinion of legal counsel reasonably satisfactory to the Investors and addressed to the Company and the Investors to the effect that the Registrable Securities may be publicly offered for sale in the United States by the Investors or any subsidiary of such Investor without restriction as to manner of sale and amount of securities sold and without registration or other restriction under the Securities Act. The Registration Rights Agreement is filed as Exhibit 4.11 to this Current Report, on Form 8-K. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the terms of the Purchase Agreement, as summarized above in Item 1.01, the units, consisting of Series A Preferred and the Warrants, were issued to the Investors pursuant to a private offering in reliance on the exemptions provided by Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

No underwriters were used in the foregoing transactions.

Item 5.01.	CHANGE IN CONTROL OF REGISTRANT

As a result of the Transaction, a change of control of the Company may be deemed to occur. Prior to the closing of the Transaction, Palo Alto Investors, LLC (“PAI”) and its affiliates beneficially owned an aggregate of 3,634,984 shares of the Company’s common stock, according to a Form 13F filed by PAI with the Securities and Exchange Commission on August 15, 2012 (the “Form 13F”), which represented approximately 11.6% of the Company’s common stock outstanding prior to the closing of the Transaction. Palo Alto Investors, Inc. is the manager of PAI LLC. William Leland Edwards is the controlling shareholder of Palo Alto Investors, Inc. Anthony Joonkyoo Yun, MD is the President of PAI and Palo Alto Investors, Inc. Prior to the closing of the Transaction, no stockholder beneficially owned more than 15.5% of the outstanding shares of common stock of the Company. At the closing of the Transaction, PAI and certain of its affiliates purchased 600,000 units, consisting of an aggregate of 600,000 shares of Series A Preferred and a Warrant to purchase 180,000 shares of Series A Preferred, for a purchase price of $24,000,000. The purchase price was paid from cash on hand. See Item 1.01 for further description of the Transaction.

Following the closing of the Transaction, PAI and its affiliates, assuming the exercise and subsequent conversion of their Warrants (but no other Warrants) and the conversion of all shares of Series A Preferred (based on a conversion price of $2.91) and including the number of shares of common stock then owned by PAI and its affiliates, beneficially owns approximately 14,356,633 shares of the Company’s common stock, represents approximately 30.13% of the total voting power of the Company’s voting securities following the closing of the Transaction. If Positive Guidance is received on or before June 30, 2013, PAI and its affiliates, assuming the exercise and subsequent conversion of their Warrants (but no other Warrants) and the conversion of all shares of Series A Preferred (based on a conversion price of $3.16) and including the number of shares of Common currently owned by PAI and its affiliates, will own approximately 13,508,402 shares of common stock, which is expected to represent approximately 29.13% of the total voting power of the Company’s voting securities following the closing of the Transaction. If Positive Guidance is not received on or before June 30, 2013 or if ILUVIEN® receives Negative Guidance, PAI and its affiliates, assuming the exercise and subsequent conversion of their Warrants (but no other Warrants) and the conversion of all shares of Series A Preferred (based on a conversion price of $2.66) and including the number of shares of common stock currently owned by PAI and its affiliates, will own approximately 15,364,307 shares of common stock, which is expected to represent approximately 31.24% of the total voting power of the Company’s voting securities following the closing of the Transaction. The foregoing is based on the Company’s capitalization as of August 10, 2012, as adjusted for the sale of the units in the Transaction, and assumes that there were no price-based anti-dilution adjustments to the conversion price of the Series A Preferred. See Item 1.01 for further description of the Transaction and the Registration Rights Agreement that the Company entered into with PAI and the other Investors.

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Pursuant to the Purchase Agreement, Garheng Kong, M.D., PhD., age 37, (“Dr. Kong”) was elected to the Board of Directors of the Company as a Class II Director on October 2, 2012 as a representative of Sofinnova Venture Partners VIII, L.P. (“Sofinnova”). Pursuant to the Certificate of Designation, for as long as Sofinnova, together with its Affiliates (as such term is defined under Rule 501 of the Securities Act of 1933, as amended), continues to hold at least 50% of the shares of Series A Preferred originally issued to Sofinnova at the closing under the Purchase Agreement (or shares of common stock issued upon conversion thereof), the holders of Series A Preferred, voting as single class, shall be entitled to elect, at any election of the Company’s Class II Directors (as defined in the Company’s Restated Certificate of Incorporation) one individual to the Board of Directors to serve as a Class II Director, who shall be designated by Sofinnova.

Dr. Kong has been a general partner at Sofinnova, a venture firm focused on life sciences, since 2010. From 2000 to 2010, he was at Intersouth Partners, a venture capital firm, most recently as a general partner, where he was a founding investor or board member for various life sciences ventures, several of which were acquired by large pharmaceutical companies. Dr. Kong has served on the board of directors of Cempra, Inc. since September 2006 and as chairman of its board since November 2008. Dr. Kong has served on the board of directors of SARcode BioScience, Inc., a private biopharmaceutical company, since 2011 and on the board of Histogenics Corporation, a private biotechnology company, since 2012 where he also serves as the chairman of the board. Dr. Kong holds a B.S. in chemical engineering and biological sciences from Stanford University. He holds an M.D., Ph.D. in biomedical engineering and M.B.A. from Duke University. Among other experience, qualifications, attributes and skills, Dr. Kong’s knowledge and experience in the venture capital industry and his medical training led to the conclusion of the Company’s Board of Directors that he should serve as a director of the Company in light of its business and structure.

In connection with his election to the Board of Directors, pursuant to the Company’s compensation program for outside directors, Dr. Kong will be granted an option to purchase 20,000 shares of the Company’s common stock at an exercise price equal to the closing price per share of the common stock on the date of grant. Such option will vest and become exercisable with respect to 25% of the option shares after one year of service and an additional 6.25% of the option shares for each subsequent three-month period thereafter, except that in the event of a change of control of the Company or if Dr. Kong’s service terminates due to his death the option will accelerate and become immediately exercisable. Dr. Kong will also receive a $20,000 annual retainer for his service on the Board of Directors. In addition, beginning in 2013, he will be eligible to receive, upon the conclusion of each annual meeting of stockholders, an option to purchase 7,500 shares of the Company’s common stock. The outside director compensation program is described in further detail in the Company’s Proxy Statement for the 2012 annual meeting of stockholders, which was filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2012.

Dr. Kong and the Company have entered into an indemnification agreement requiring the Company to indemnify him to the fullest extent permitted under Delaware law with respect to his service as a director. The indemnification agreement was in the form entered into with the Company’s other directors and executive officers. This form is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-162782), as filed with the SEC on October 30, 2009.

Item 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On October 1, 2012, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware authorizing the shares of the Company’s Series A Preferred. See Item 1.01 for a description of the terms of Certificate of Designation.

Pursuant to the Purchase Agreement, on July 16, 2012, the Board of Directors approved an amendment to the Amended and Restated Bylaws of the Company, which amendment became effective upon the closing of the Transaction, to provide that the holders of Series A Preferred may take any exclusive action required or permitted to be taken by the stockholders holding Series A Preferred pursuant to the Certificate of Designation by written consent at any time. The Amended and Restated Bylaws of the Company, as amended, is filed as Exhibit 3.4.C this Current Report on Form 8-K, and incorporated herein by reference.

Item 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Special Meeting, the following proposal (the “Proposal”) was submitted to the stockholders of the Company:

Proposal:	Approval of the issuance of the Company’s Series A Convertible Preferred Stock convertible into the Company’s common stock under circumstances which require stockholder approval pursuant to applicable NASDAQ Listing Rules

For more information about the Proposal, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on August 24, 2012 (the “Proxy Statement”), as supplemented by the additional definitive proxy materials filed with the Securities and Exchange Commission on September 24, 2012. Of the 31,432,445 shares of the Company’s common stock entitled to vote at the Special Meeting, 26,664,939 shares, or approximately 84.83%, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of the Proposal is set forth below:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
26,593,530	55,899	15,510	None

Item 8.01.	OTHER EVENTS

On October 2, 2012, the Company issued a press release anouncing the closing of the Transaction which is filed as Exhibit 99.1 to this Current Report on Form 8-K. The information in Item 8.01 of this Current Report on Form 8-K and the press release furnished as Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits – The following exhibits are filed as part of this report:

3.4.C*	Amended and Restated Bylaws of the Company, as amended

3.5*	Certificate of Designation of Series A Convertible Preferred Stock

4.10.A*	Warrant to Purchase Shares of Series A Preferred issued to Sofinnova Venture Partners VIII, L.P.

4.10.B*	Warrant to Purchase Shares of Series A Preferred issued to Growth Equity Opportunities Fund III, LLC

4.10.C*	Warrant to Purchase Shares of Series A Preferred issued to Micro Cap Partners, L.P.

4.10.D*	Warrant to Purchase Shares of Series A Preferred issued to Palo Alto Healthcare Master Fund, L.P.

4.10.E*	Warrant to Purchase Shares of Series A Preferred issued to Palo Alto Healthcare Master Fund II, L.P.

4.11*	Registration Rights Agreement

10.36	Securities Purchase Agreement dated July 17, 2012 (filed as Exhibit 10.36 to the Registrant’s Current Report on Form 8-K, as filed on July 18, 2012, and incorporated herein by reference)

10.37*	Amendment No. 1 to Securities Purchase Agreement dated September 21, 2012

99.1*	Press Release of Alimera Sciences, Inc. dated October 2, 2012

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

By:	/s/ Richard S. Eiswirth, Jr.
Name: Richard S. Eiswirth, Jr.
Title: Chief Operating Officer and Chief Financial Officer

Dated: October 2, 2012